UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 5, 2013

Date of Report (Date of earliest event reported)

NMI Health, Inc.

(Exact name of registrant as specified in its charter)

Nano Mask, Inc.

(Former name or former address if changed since last report)

Nevada	00027421	870561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880, Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

209-275-9270

Registrant's telephone number, including area code

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 5, 2013, a judgment was entered against NMI Health, Inc. (the “Company”) in favor of plaintiff Applied Nanoscience, Inc., in the District Court of Clark County in Nevada (Case No. A-10-631192-C). The judgment calls for the Company to pay the plaintiff $547,658.64 in principal and interest on certain outstanding promissory notes plus attorneys fees. At this time, the Company is considering the material adverse impact of the judgment on the Company and its ability to continue operations.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company has accepted the resignation of David Willoughby as an officer and director, such resignation to be effective August 9, 2013. Mr. Willoughby resigned for personal reasons not as the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events

The information disclosed under Item 2.03 above is incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: August 9, 2013

NMI Health, Inc. (formerly Nano Mask, Inc.)

By:  /S/ Edward J. Suydam

Edward Suydam, CEO and President